Exhibit 99 (b)


                                        Amended and Restated Operating Agreement



                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                          MOUNTAIN SPRINGS RESORTS, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY
     This Amended and Restated Operating Agreement (the "Agreement") shall be effective as of October 24, 2002, and replaces and supercedes the Operating
Agreement of Mountain Springs Resort, LLC, dated as of October 15, 1999 by and among Mountain Springs Resorts, LLC (the "Company"), Cobb Nevada Partners Limited, a Nevada limited partnership, and EFG/Kirkwood LLC, a Delaware limited liability company (the "Initial Operating Agreement"). The undersigned members ("Members") have, through their authorized persons, formed a limited liability company pursuant to and in accordance with the Delaware Limited Liability
Company Act, 6 De. C.   18-101, et seq. (the "Act").  The Members hereby declare
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the  following  to be the Operating Agreement of such limited liability company:
     1.  Definitions1.9     Definitions.  For  purposes  of  this Agreement, the
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following  terms  shall  have  the  meanings  ascribed  to  them  below.
     (a)     "Adjusted  Cost"  shall mean as set forth on Exhibit 6.1 the dollar
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amount  paid by a Member prior to the date of this Agreement as adjusted for the effect of the Capital Contributions made on the date of this Agreement and as expressed in terms of equivalent units of ownership interest in the Company.
(b)     "AffiliateAffiliate" of any specified Person shall mean any other Person
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     directly  or  indirectly  controlling  or  controlled by or under direct or indirect common control with such specified Person and, for an individual shall include without limitation, (i) upon death of any such individual, such individual's heirs, executors or administrators, (ii) the members of such individual's immediate family, (iii) any trust established by or on behalf of such individual for estate planning purposes, (iv) upon incapacity of such individual, such individual's guardians. For purposes of this definition, "control" when used with respect to any specified Person, shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing. With respect to EFG (as defined herein), any Person directly or indirectly controlled by or under direct or indirect common control with EFG or any subsidiary or affiliate of EFG, including, without limitation, Semele Group, Inc., Equis Financial Group Limited Partnership, Equis II Corporation, Gary D. Engle, Geoffrey A. MacDonald, AFG Investment Trust A, AFG Investment Trust B, AFG Investment Trust C, AFG Investment Trust D, and Equis Financial Group, Inc., a rollup entity proposed to be formed by Equis Financial Group Limited Partnership, shall be and constitute "Affiliates" as used herein.
(c)     "AgreementAgreement"  shall  mean  this  Amended  and Restated Operating
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Agreement,  as  the  same  may  be  amended  from time to time (including by the addition  of  Counterparts).
(d)     "Alternate ManagerAlternate Manager" shall mean a person designated by a
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     Manager  as  his  or her Alternate Manager as provided for in Section 11.1.

(e)     "ApprovalApproval"  shall  mean  consent by the Members  to an action by
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the  affirmative  vote of Members holding a majority of the Percentage Interests entitled to vote with respect to such matter, or such other percentage as may be expressly stated herein, which vote may be obtained either at a meeting of Members duly noticed (to the address of each Member shown on the Company's records at least ten (10) days prior to the date set forth in such notice or waiver thereof) or by a written consent executed and delivered by such Members; provided, however, that if Approval is obtained by written consent, the Company must send written notice of the action so taken to each non-consenting Member within three (3) days after the taking of such action. The failure of the Company to provide such written notice to the non-consenting Members shall not invalidate the action so taken so long as such failure was inadvertent.
(f)     "BankruptcyBankruptcy"  shall mean with respect to any person, being the
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subject  of an order for relief under Title 11 of the United States Code, or any successor statute in any foreign jurisdiction having like import or effect, or that such person shall have made an assignment for the benefit of its creditors generally or a receiver shall have been appointed for substantially all of the property and assets of such person.
(g)     "BoardBoard" shall mean the Board of Managers of the Company, designated
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     in  accordance  with  Section  11.1.
(h)     "Book  ValueBook Value" shall mean, as of any particular date, the value
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at which the Company's assets are properly reflected on the books of the Company as  of  such date in accordance with the provisions of Treasury Regulations
Section  1.704-1(b).  The  Book Values of all Company assets shall, if the Board in its sole discretion deems it appropriate, be adjusted to equal their respective gross fair market values, as determined by the Board, at the times specified in those regulations.
(i)     "Capital  AccountCapital  Account"  shall  mean  the  individual capital
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account  of  a  Member  maintained  in  accordance  with  Section  6.8  hereof.
(j)     "Capital  ContributionsCapital  Contribution" shall have the meaning set
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forth  in  Section 6.2 hereof, and shall include Deemed Capital Contributions as defined  in  Section  6.5(d)  hereof.
(k)     "CodeCode"  shall  mean  the  Internal Revenue Code of 1986, as amended.
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(l)     "CompanyCompany"  shall  mean  Mountain Springs Resorts, LLC, a Delaware
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limited  liability  company  organized  pursuant  to  the  Act.
(m)     "CounterpartCounterpart"  shall mean an additional document executed and
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delivered  by (i) any new Member admitted to membership in the Company after the original date of this Agreement, and (ii) such existing Members having the right under this Agreement to approve the admission of such new Member, which document shall set forth the new Member's Percentage Interest, the resulting Percentage Interests of all other Members, and any other terms and conditions as shall apply to such Members' membership in the Company. Each Counterpart shall be attached to, and shall become part of, this Agreement.
(n)     "Fair  Market  ValueFair  Market  Value"  shall mean the price a willing
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seller  would  pay a willing buyer neither acting under compulsion for a sale of one hundred percent (100%) of the Membership Interests as determined by the Board in its sole and absolute discretion. Fair Market Value shall not take into consideration any discounts for lack of control or marketability.
(o)     "Hurdle  Value" shall have the meaning as set forth in Section 15.3, the
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dollar  amount  reflecting  a value that meets or exceeds a return of the dollar investment  by  each  Member  plus  a  12%  annual  return.
(p)     "Initial  Operating  Agreement" shall mean the first operating agreement
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of  the  Company  adopted  as  of  October  15,  1999.
(q)     "Involuntary  TransferInvoluntary  Transfer"  means  any  transaction,
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proceeding  or  action by or in which any Member shall be involuntarily deprived or divested of any right, title or interest in or to any of the Membership Interests, including, without limitation, any seizure under levy of attachment or execution, transfer in connection with bankruptcy or other court proceeding to a trustee in bankruptcy or receiver or other officer of agency, any transfer to a state or to a public officer or agency pursuant to any applicable statute pertaining to escheat or abandoned property or any court-ordered transfer to a spouse or former spouse of a Member, and shall include the transfer of Membership Interests by a Member's legal representative following his death (testate or intestate) or incompetence to any person other than a Permissible Transferee of such deceased or incompetent Member.
(r)     "Liquidity ClosingClosing" shall have the meaning set forth in 15.3 (b).
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(s)     "Liquidity  Offer"  shall  have  the  meaning  set  forth  in  15.3 (a).
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(t)     "ManagerManager" shall mean a person elected to the Board of Managers in
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     accordance  with  Section  11.1.
(u)     "MemberMember"  shall  mean  the Members and each other person or entity
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admitted  to  membership  in  the Company whose names, Capital Contributions and
Percentage  Interests  are  set  forth  on  Exhibit  6.1  and  all Counterparts.
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(v)     "Membership  Interests" means a Person's share of the Profits and Losses
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of,  and  the  right  to  receive  distribution  from  the  Company.
     (w)     "Percentage InterestPercentage Interest" shall have the meaning set
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forth  in  Section  6.1.
(x)     "Permissible  Transferee"  shall  have  the meaning set forth in Section
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13.1(a).
(y)     "PersonPerson"  means  any  individual  natural  person,  estate,  legal
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representative,  trust,  partnership,  association,  limited  liability company, organization, firm, company or corporation, joint venture, any other business entity unincorporated or incorporated, any nation or any state or territory thereof or any public officer, agency, board or instrumentality thereof.
(z)     "ProfitProfit"  or  "LossLoss"  shall  mean  for  each taxable year, the
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Company's  taxable  income  or taxable loss for such taxable year, as determined under Section 703(a) of the Code and Section 1.703-1 of the Treasury Regulations
     (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or taxable loss), but with the following adjustments: (i) any tax-exempt income or Company expenditures described in Section 705(a)(2)(B) of the Code shall be taken into account in computing such taxable income or taxable loss; (ii) any item of income or gain required to be allocated specially to a Member under Section 6.2 hereof shall not be taken into account in computing such taxable income or taxable loss; and (iii) in lieu of the depreciation, amortization, gain or loss taken into account in computing such taxable income or loss, the Company shall compute such items based on the Book Value of Company property rather than its tax basis, in accordance with Treasury Regulations
Section  1.704-1(b)(2)(iv)(g)(3).
(aa)     "Related Person" shall mean as set forth in Section 11.5.4, any Member,
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Manager  or  an Affiliate (or any member of a Member's, Manager's or Affiliate's immediate  family).
(ab)     "Subsidiary" - any entity which the Company directly and indirectly has
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an  equity interest in, and which at the date of this Agreement includes Durango
Resort,  LLC,  DSC/Purgatory,  LLC  and  Durango  Mountain  Land  Company,  LLC.
(ac)     "Treasury  RegulationsTreasury  Regulations"  shall mean the Income Tax
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Regulations  issued  by  the  Department  of  the  Treasury.
     2.     Name.  The  name  of  the limited liability company formed hereby is
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Mountain  Springs  Resorts,  LLC  (the  "Company").
3.     Purpose  and  Powers.  The  purpose  of  the  Company  is  to operate and
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maximize its investment in the Durango Colorado real estate and resort business.
The Company shall have the authority to enter into all contracts and agreements in connection therewith, expressly including all financing and/or refinancing documents, and to engage in all activities incidental or related thereto. The Company shall possess and may exercise all of the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities  of  the  Company  as  set  forth  in  this  Section  2.
4.     Registered  Office  and  Registered  Agent.  The registered office of the
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Company  in  the  State  of  Delaware  is located at 15 East North Street, Dover
Delaware 19909. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Incorporating Services, Ltd. 15 East North Street, Dover, Delaware 19909.
     5.     Admission  of Members; Names and Addresses.  Simultaneously with the
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execution and delivery of this Agreement the Members are admitted as the members of  the  Company.  The  name  and  address  of  the  Members  are  as  follows:
Cobb  Nevada  Partners  Limited  Partnership  ("CNPLP")
502  East  Johns  Street,  Suite  E
Carson  City,  NV  89796
EFG/Kirkwood  LLC  ("EFG")
One  Canterbury  Green
201  Broad  Street
Stamford,  CT   06901

John  W.  Temple  ("Temple")
2300  NW  Corporate  Boulevard
Suite  238
Boca  Raton,  FL  33431

     6.     Capital.
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     6.1     Capital Contributions2.2     Capital Contributions.  Upon execution
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of  the  Initial Operating Agreement and through the date of this Agreement, the
Members contributed to the Company cash and property in the respective amounts as set forth on item nos. 1-7 of Exhibit 6.1. The contributions made by the
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Members  under  this  Section  6.2  and  the subsequent Capital Contributions by
Members  to the Company as set forth on item 8 of Exhibit 6.1 and under Sections
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6.4,  6.5  and  6.6  are  hereafter  referred  to  as  "Capital  Contributions."
6.2     Percentage  Interests2.1     Percentage Economic Interests.  Each Member
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shall  have a percentage interest equal to the percentage set forth next to such
Member's  name on Exhibit 6.1, attached hereto and made a part hereof (or, after
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admission  of  new  Members,  on  the most recently adopted Counterpart) as such interest may be adjusted from time to time for additional Capital Contributions ("Percentage Interest"). A new Counterpart shall be prepared after each new additional Member and each additional Capital Contributions.
6.3     Member  Advances2.3     Member  Advances.  In  addition  to  the Capital
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Contributions provided for under Section 6.2 and without limiting the provisions of Sections 6.4, 6.5 and 6.6, the Members or an Affiliate may, if the Board in its discretion deems it appropriate, make cash advances in such amounts and upon such commercially reasonable repayment, interest and other terms as the Board and the Member or Affiliate providing such advance shall agree. Any such cash advances shall be treated as loans to the either the Company or its subsidiaries as the case may be, rather than Capital Contributions and shall therefore not affect a Member's Capital Account. Such Advances may become
Capital  Contributions  subject  to  the  provisions  of  this  Agreement.
6.4     Additional  Capital  Contributions2.4     Additional  Capital
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ContributionsNoNo  Member  shall  be  obligated  to  make  any  other  Capital
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Contributions,  and  no Member shall make any such further Capital Contributions
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except  as  otherwise  provided  in  this  Agreement.
     6.5     Discretionary  Capital  Contribution2.6     Discretionary  Capital
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Contribution.
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     (a)     After  April  7, 2004, the Board may from time to time determine in its sole and absolute discretion that a significant shortfall exists in working capital and that the Company is unable to obtain adequate third party financing on a reasonable and timely basis to cover such shortfall. In such event the
Company shall notify the Members of such determination in writing (the "Shortfall NoticeShortfall Notice") and the reasons therefore and may raise additional capital from the Members to cover such shortfall.
(b) The Members or an Affiliate shall have the right, but not the obligation, to make additional Capital Contributions of their pro rata share of any such capital to be raised pursuant to this Section 6.5. For purposes of this Section 6.5, a Member's pro rata share shall mean such Member's Percentage Interest (as of the date of the Shortfall Notice) of the additional Capital Contributions.
(c)     Within  thirty  (30)  days  after  the date of the Shortfall Notice, the
Members or Affiliates who participate ("Contributing Member") may make such additional Capital Contributions, pro rata, for the amount any Member fails to make Capital Contributions (a "Non-Contributing MemberNon-Contributing Member") pursuant to this Section 6.5, based on the Percentage Interests of all such participating  Members  who  have  elected  to  so  contribute.
(d) Each Member or Affiliate making additional Capital Contributions pursuant to this Section 6.5 shall be deemed to have made a capital contribution (the "Deemed Capital Contribution") in an amount equal to the greater of either:
      (i) twice the amount actually contributed as adjusted for the equivalent ownership units shown at Exhibit 6.1, if Fair Market Value is less than or equal to the total dollar amount of all Capital Contributions made by Members prior to making the additional Capital Contribution, or
 (ii) if Fair Market Value is greater than the total dollar amount of all Capital Contributions made by Members prior to making the additional Capital Contribution, twice the Capital Contribution's Percentage Interest as determined by the additional capital contribution (including any additional capital contributed by a Contributing Member to make up for an amount not contributed by a Non-Contributing Member) divided by the Fair Market Value, adjusted for the equivalent ownership units shown at Exhibit 6.1 .
     (e) Fair Market Value shall be determined by the Board, as of the date of the Shortfall Notice. The Percentage Interest of each Member shall be adjusted after additional Capital Contributions are made pursuant to this
Section  6.5,  with  the  adjusted  Percentage  Interest  obtained  by dividing:
     (X) A Member's Percentage Interest at the greater of Fair Market Value or Adjusted Cost without giving effect to the Deemed Capital Contribution plus the amount of the Member's Deemed Capital Contribution as determined in accordance with Section 6.5(d) above.
          by
(Y) The greater of Fair Market Value or Adjusted Cost of all Members' Percentage Interests without giving effect to the Deemed Capital Contribution plus the amount of all Members' Deemed Capital Contribution as determined in accordance with Section 6.5(d) above.
     (f)     Examples.  A  summary  follows  of examples as set forth on Exhibit
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6.5(f)  assuming  a  $2  million  capital  call  and  beginning  with 10,492,424 equivalent ownership units from Exhibit 6.1. Where any inconsistencies exist between the examples set forth herein and the provisions of this Section 6.5, the examples shall prevail:
     (i)  No  increase  in Fair Market Value.  A $2 million Capital Contribution
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shall  be  treated  as  a  4,453,018  Deemed  Capital  Contribution  for a total equivalent ownership of 14,945,442 after the Capital Contribution. The Member(s) contributing $2 million will be acquiring 4,453,018 Deemed Capital Contribution divided by the 14,945,442 of equivalent ownership units or 29.7952% ownership interest.
     (ii)  $4,000,000  increase  in  Fair  Market Value.  A total of $13,425,000
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fair  market  value  or  $1.27949  per  equivalent ownership unit.  A $2 million
Capital Contribution shall be treated as a 3,126,234 Deemed Capital Contribution (2,000,000 divided by 1.27949 equals 1,563,117 equivalent units; these units would be multiplied by two) for a total equivalent ownership of 13,618,658 after the Capital Contribution. The Member(s) contributing $2 million will be acquiring 3,126,234 Deemed Capital Contribution divided by the 13,618,658 of equivalent ownership units or 22.9555% ownership interest.
      (f) For purposes of this Section 6.5, the Percentage Interest of a Non-Contributing Member shall be decreased by the increase in the Percentage Interest of the Contributing Member. In order to give effect to such dilution, the decrease in the Percentage Interest of the Non-Contributing Member under
Section 6.5, shall be deemed to be assigned to the Contributing Member, without additional consideration, and the Contributing Member's Percentage Interest shall be correspondingly increased, and the Board is hereby authorized and directed to reflect such assignment on the books of the Company. On the date the adjusted Percentage Interest is determined as provided for in this Section 6.5, each Member shall be considered as of such date, solely for purposes of further calculations and adjustments of each Member's invested capital to have made Capital Contributions, as determined by this Section 6.5.
(g) After the date of this Agreement, the Company may raise in the aggregate up to and including on a cumulative basis no more than Two Million Dollars ($2,000,000) of additional Capital Contributions and no more than a 29.7952% interest in the Company may be issued pursuant to this Section 6.5.
          (h) With respect to any Capital Contribution made by an Affiliate, such Affiliate's Capital Contribution when combined with the Member to which such Affiliate is an Affiliate, shall not exceed the Capital Contribution otherwise  permitted  if  made  solely  by  the  Member.
6.6     Preemptive  Rights2.7     Preemptive  Rights.  Except  as  set  forth in
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Section  6.5,  each  Member  has the pro rata right (but not the obligation), in proportion to such holder's proportionate ownership of the then outstanding Percentage Interest ("Preemptive RightPreemptive Right"), to subscribe to any or all issues of new Membership Interest (the "New IssueNew Issue"). Each Member may exercise its Preemptive Right with respect to a New Issue within a reasonable period of time established by the Board after the giving of notice of the New Issue by the Board. New Issues shall not include any equity incentive plan approved by the Board and holders of seventy percent (70%) of the then outstanding Percentage Interest.
In the event that portions of a New Issue remain unsubscribed ("Unsubscribed InterestUnsubscribed Interest") after the pro rata exercise of Preemptive Rights referenced above, then each Member who exercised its Preemptive Right to the fullest extent provided in this Section 6.6, shall have the right to subscribe to its pro rata share of the Unsubscribed Interest.
     6.7     Return  of  Capital; Partition2.9     Return of Capital; Partition.
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Except  as  otherwise  provided  herein,  no  Member shall have any right to (a)
withdraw from the Company, (b) demand the return of all or any part of such Member's Capital Account during the term of the Company or (c) receive a return of such Member's Capital Account from any specific assets of the Company. Each Member irrevocably waives any right which such Member may have to cause a partition of all or any part of the Company's assets. No Member shall be entitled to receive any interest with respect to a Capital Contribution.
     6.8     LIABILITY OF MEMBERS2.10     LIABILITY OF MEMBERS.  NOTWITHSTANDING
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ANYTHING  TO  THE  CONTRARY  HEREIN CONTAINED, NO MEMBER SHALL BE LIABLE FOR ANY
DEBTS, EXPENSES, LIABILITIES OR OBLIGATIONS OF THE COMPANY EXCEPT AS OTHERWISE AGREED IN WRITING BY SUCH MEMBER OR AS PROVIDED BY LAW.

The Members may but are not required to make any contribution of property or money to the Company in excess of their Capital Contribution.
     7.     Tax  Characterization  and  Returns.
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     (a)     Tax Treatment.  The Members declare that it is the intention of the
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Company  to be treated as a "partnership" for federal and all relevant state tax purposes and the Company shall make all available elections to be so treated. All provisions of the Company's certificate of formation and this Agreement are to be construed so as to preserve that tax status under those circumstances.
(b)     Tax  Information.  In  accordance  with  Section  7(a)  (Tax  Treatment)
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hereof,  then no later than the dates the federal, state or local income tax (or information) returns, as the case may be, are due as they may be extended, the Company will cause to be delivered to each person who was a member at any time during such fiscal year a Form K-1 and such other information, if any, with respect to the Company as may be necessary for the preparation of each member's federal, state or local income tax (or information) returns, including a statement showing each member's share of income, gain or loss, and credits for the fiscal year.
          (c)     Section  754 Election - If such election has no adverse impact
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on any other Member, the Company shall make an election under Section 754 of the
Internal Revenue Code (the "754 Election") when requested by a Member. Any discretion to be exercised by the Company in connection with any adjustments to the Capital Account of a Member following the 754 Election, and the allocation of such adjustment among the assets of the Company, shall be reasonable and determined by the Tax Matters Partner in the exercise of reasonable discretion, after consultation with the Board of Managers and such professional advisors as the Tax Matters Partner considers appropriate.
8.     Capital  Accounts2.8     Capital  Accounts.
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     (a)     A  separate  capital  account  (a "Capital AccountCapital Account")
shall be maintained for each Member strictly in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv). Subject to the preceding sentence, each Member's Capital Account shall be (i) increased by the amount of Capital Contributions made by such Member to the Company and allocations to such Member of Company Profits and other items of book income and gain; and (ii) decreased by the amount of money and fair market value of property (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code) distributed to it by the Company and allocations to such Member of Company Loss and other items of book loss and deductions; and (iii) otherwise adjusted in accordance with the additional rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv).
(b) In the event the Book Values of Company assets are adjusted pursuant to Treasury Regulations Section 1.704-1(b) and Section 1.9(g), the Capital Accounts of all Members shall be adjusted simultaneously to reflect the allocations of income, gain, loss or deduction that would be made to the Members if there were a taxable disposition of the Company's property for its fair market value. If any assets of the Company are to be distributed in kind, such assets shall be distributed on the basis of their fair market values after the Members' Capital Accounts have been adjusted to reflect the manner in which any unrealized income gain, loss or deduction with respect to such assets (that have not been reflected in the Capital Accounts previously) would be allocated between the Members if there were a taxable disposition of the property for its fair market value.

(c) If any interest in the Company is transferred in accordance with the provisions of this Agreement, the transferee Member shall succeed to that portion of the Capital Account of the transferring Member as relates to such transferred interest.
(d) It is the intent of the Company that the Capital Accounts of all Members be determined and maintained in accordance with the principles of Treasury Regulations Section 1.704-1 at all times throughout the full term of the Company and the foregoing provisions of this Section 2.5 shall be interpreted in accordance with such intention.
     9.     Percentage  Interest  and Allocations of Profits and Losses.  On the
            -----------------------------------------------------------
date hereof, the Member's interest in the Company shall be as set forth as the "Percentage Interest" on Exhibit 6.1 hereto. As of the date hereof, all of the Company's Profits and Losses shall be allocated to the Members in accordance with the Percentage Interest. In the event additional members are admitted to the Company, the Company's Profits and Losses shall thereafter be allocated in accordance with the Percentage Interests of the members, respectively.
     10.     Distributions.  Except  to the extent restricted by Sections 18-607
             -------------
(Limitations on Distributions) or 18-804 (Distribution of Assets) of the Act, the Board may cause the Company to distribute any cash or other assets held by it to the Members at any time. In the event additional members are admitted to the Company, and except as set forth in Section 16 (Distribution Upon Dissolution) hereof, cash or other assets available for distribution shall be distributed to the members in accordance with their respective Percentage Interests.
11.     Management.  The  Company shall be managed by the Board. The Board shall
        ----------
have all powers as set forth herein and such powers which may be delegated to officers duly elected by the Managers.
     11.1     Board  of  Managers3.1     Board  of  Managers.
              -------------------        -------------------
     (a) The Board shall consist of eight (8) Managers, or such higher or lower number of persons determined by Approval of Members holding seventy percent (70%) of all then outstanding Percentage Interests. The largest holder of the outstanding Percentage Interests (the "Largest MemberLargest Member"), shall have the right to nominate four (4) Managers. Any Member (other than the Largest Member) holding at least thirty-three percent (33%) (the "33% Member") shall have the right to nominate three (3) Managers. Any Member (other than the Largest Member or the 33% Member) holding at least twenty-five percent (25%) of the outstanding Percentage Interests shall have the right to nominate two (2) Managers. As long as John W. Temple ("TempleKlein") or EFG, or their Affiliates, shall each own five percent (5%) or more Percentage Interest, such 5% Member (Temple or EFG) each shall be entitled to nominate one Manager. Each of the Members agrees to cast its votes for the election of Managers in a manner so as to elect the nominees for Manager as set forth above and to elect the same Members to the Board(s) of any Subsidiaries of the Company. Each Member agrees not to make any nominations for the Board inconsistent with the provisions hereof. The Board may also have Alternate Managers, who shall take the place of Managers, should Managers be unavailable. Each Manager may designate an Alternate Manager who shall be a substitute for such Manager and shall not be in addition to the number of Managers on the Board. An Alternate Manager designated as Alternate Manager by a Manager may not serve as an alternate to another Manager, unless also designated an Alternate Manager by such other Manager. The Board shall meet no less often than annually.
     (b) Board actions shall be valid only if made (i) at a meeting held in person or by conference telephone upon at least ten (10) business days' prior notice unless waived (by telephone, courier or electronic mail confirmed by courier), at which at least a majority of all Managers (including any then serving as an Alternate Manager) then in office are present and a majority of those Managers (including any then serving as an Alternate Manager) present at the meeting approve the Board action; or (ii) by a writing signed by a majority of the Managers. Such actions, when evidenced in a writing certified by any person appointed to serve as Secretary or Chairman of the Board of the Company may be relied upon by third parties for all purposes with respect to their dealings with the Company.
     11.2     Control  by  Board3.2     Control  by  Board.  Subject  to  the
              ------------------        ------------------
provisions of this Agreement, and except as may be otherwise expressly stated in this Agreement, the Board shall have full and exclusive responsibility and authority for the management, supervision and conduct of the business and affairs of the Company and the Board is hereby granted the right, power and authority to do on behalf of the Company all things determined thereby to be necessary or desirable to carry out such duties and responsibilities, including (without limitation) the right, power and authority from time to time to do the following:
     (a) to borrow money in the name and on behalf of the Company, and to secure any such loans by a mortgage, pledge or other encumbrance upon any assets of the Company;
(b)     to  cause  to  be paid all amounts due and payable by the Company to any person  or  entity;
     (c) to employ such agents, employees, managers, accountants, attorneys, consultants and other persons necessary or appropriate to carry out the business and affairs of the Company, to delegate by express Board action any powers of the Board enumerated herein, and to pay to such persons such fees, expenses, salaries, wages and other compensation as it shall in its sole discretion determine;
     (d) to pay, extend, renew, modify, adjust, subject to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Company;
(e) to pay any and all fees and to make any and all expenditures which it deems necessary or appropriate in connection with the organization of the Company, the management of the affairs of the Company and the carrying out of its obligations and responsibilities under this Agreement;
(f) to the extent that funds of the Company are, in the Board's judgment, not immediately required for the conduct of the Company's business, temporarily to deposit the excess funds in such bank account or accounts, or invest such funds in such interest-bearing taxable or nontaxable investments, as the Board shall deem appropriate;
(g) to acquire, prosecute, maintain, protect and defend or cause to be protected and defended all patents, patent rights, trade names, trademarks, copyrights and service marks, all applications with respect thereto and all proprietary information which may be held by the Company;
     (h) to enter into, execute, acknowledge and deliver any and all con-tracts, agreements or other instruments necessary or appropriate to carry on the business of the Company as set forth herein;
(i) to acquire interests in such other entities as the Board may deem appropriate to conduct the planned business activities of the Company on such terms as the Board deems in the Company's interests;
     (j) to cause to be paid any and all taxes, charges and assessments that may be levied, assessed or imposed upon any of the assets of the Company, unless the same are contested by the Company;
     (k) to make all elections and decisions of a tax and accounting nature required or permitted on behalf of the Company, including without limitation the election provided for by Section 754 of the Code; and
(l) to exercise all other powers conferred by the Act or other applicable law on, or not prohibited to, a "Manager" of the Company from time to time (as such term in defined in the Act).
     11.3     Extent  of  Manager's  Obligations3.4     Extent  of  Manager's
              ----------------------------------        ---------------------
Obligations.  Each  Manager  shall  devote  such  time  and  attention  to  the
       ----
activities  of  the Company as are reasonably necessary and appropriate to carry
       --
out the Manager's duties hereunder. It is expressly acknowledged and understood that the Managers may also devote time to the affairs of other entities and to other business activities.
11.4     Standard  of  Care;  Indemnification3.5     Standard  of  Care;
         ------------------------------------        -------------------
Indemnification.  No  Manager  shall  be liable, in damages or otherwise, to the
         ------
Company or to any of the Members for any act or omission performed or omitted by such Manager pursuant to the authority granted by this Agreement, except if such act or omission results from gross negligence, willful misconduct or bad faith. The Company shall save, indemnify, defend and hold harmless each Manager to the fullest extent permitted by the Act, including without limitation, from and against any and all claims or liabilities of any nature whatsoever, including, but not limited to, reasonable attorneys' fees, arising out of or in connection with any action taken or omitted by such Manager pursuant to the authority granted by this Agreement, except where attributable to the gross negligence, willful misconduct or bad faith of such Manager or such Manager's agents. Each Manager shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any act or omission of such Manager in reliance on such advice shall in no event subject such Manager to liability to the Company or any Member. Each Member expressly acknowledges and agrees that other Members and Managers may engage in activities competitive with those of the Company, and may pursue business opportunities that may also be available to the Company; and except as otherwise provided herein or any other written agreement among Members, and except for any liability relating to the misuse or improper disclosure of the Company confidential or proprietary information, no Member or Manager shall have any liability as a fiduciary or otherwise in connection with the pursuit of such activities.
     11.5     Rights  of  MembersARTICLE  IV  -  RIGHTS  OF  MEMBERS
              -------------------
     11.5.1     No  Authority  to  Manage4.1     No  Authority to Manage.  It is
                -------------------------        -----------------------
expressly understood that no Member, in such Member's capacity as such, other than the Managers, shall take part in the management or control of the business, transact any business for the Company, have the right to vote on any Company matter, or have the power to sign for or bind the Company to any agreement or document. Notwithstanding the foregoing, Members may participate in the management of the Company if and to the extent so contemplated by the terms of any employment relationship with the Company.
     11.5.2     Approval  Rights  of  Members4.2     Approval Rights of Series A
                -----------------------------        ---------------------------
Members.  Notwithstanding  any  provision  of  this  Agreement, or the Operating
  -----
Agreements  of  any  Subsidiary,  the  Company  or  Board shall not make a Major
  --
Decision,  nor  shall  it  permit  any  Subsidiary  to make a Major Decision, as
  --
defined  herein  without  first  obtaining  the  Approval (by vote or by written
  --
consent)  of  the  holders  of  seventy  percent  (70%)  of the then outstanding
  --
Percentage  Interests.  A  major  decision (a "Major DecisionMajor Decision") is
  --
one  where  the  Company,  or  its  Subsidiaries,  will:
     (1) amend the Agreement, or permit the amendment of any Subsidiary operating agreement or its equivalent,
(2) sell, offer to sell, convey or otherwise dispose of all or any significant portion of its property or business, except for sales, conveyance or other disposals in the ordinary course of business; or effect any merger, consolidation (in each case where it is not the surviving entity) reorganization, recapitalization or similar transaction;
(3) register any of its securities under the Securities Act of 1933, as amended, in connection with the public offering of such securities;
(4)     admit  new  Members;
(5) incur indebtedness in excess of two million Dollars ($2,000,000) on a consolidated basis at any one time or in the aggregate in a fiscal year period or alter any written commitment existing on the date hereof with respect thereto;
(6) commit to any capital project requiring an aggregate expenditure for capital projects in excess of two million dollars ($2,000,000) on a consolidated basis (the "Capital Expenditure LimitCapital Expenditure Limit");
     (7) enter into any joint venture or partnership agreement, or acquire the securities of any other company,
(8) adopt any equity incentive plan for the benefit of directors, officers, managers, employees or consultants or grant any options to acquire equity securities of the Company to such directors, officers, managers, employees or consultants.
          (9) make any property investments that are not located within the confines of the resort and real estate owned by the Company or its Subsidiaries as of the date of the Agreement.
     (10)     take  any  action  that  would  change  the  Board  members of any
Subsidiary
     (11)     pay  compensation  to  any  Member  or  its  Affiliate.
11.5.3     Records  of  the  Company4.4     Records of the Company.  The Company
           -------------------------        ----------------------
shall make available for inspection at its principal place of business, upon reasonable request for purposes reasonably related to the interest of a person as a Member, any of the following records of the Company: (a) a current list of the full name, last known business or residence address, Capital Contribution and Percentage Interests owned by each Member; and (b) such other books and records as may be required to be provided to the Members pursuant to the Act or other applicable law. The Members acknowledge that the records of the Company constitute valuable trade secrets, and any information or records so obtained or copied shall be kept and maintained in strictest confidence and shall in no event be disclosed to any other parties without the written consent of the Company.
     11.5.4     Transactions  with  Affiliates  or  Related  Persons.  All
                ----------------------------------------------------
transactions between the Company, or any of its Subsidiaries, and any Related Person or Affiliate shall be bona fide transactions entered into in good faith and on terms and conditions at least as favorable to the Company, or any of its Subsidiaries, as could be obtained from persons who are not Related Persons or Affiliates. Any Related Person shall mean any Member, Manager or an Affiliate (or any member of a Member's, Manager's or Affiliate's immediate family).
     12.     Compensation.  The  Members,  Managers  or  Alternate  Managers may
             ------------
receive compensation for services rendered to the Company as determined by the Board and approved by the Members in accordance with 11.5.2 (12). A Manager or Alternate Manager shall be entitled to reimbursement of reasonable, normal and customary business expenses incurred in attending meetings in the performance of the Manager's or Alternate Manager's duties.
     13.     Assignments.  Any  Member  may  assign  all  or  any  part  of  its
             -----------
Membership  Interest  only  as  set  forth  herein.
13.1     Limitations  on Transfers of Membership Interests7.1     Limitations on
         -------------------------------------------------        --------------
Transfers  of  Series  A  Membership  Interests.
-----------------------------------------------
     (a) A Member may transfer its Membership Interest at any time to a "Permissible TransfereePermissible Transferees." As used in this Section 13.1, "Permissible Transferee" with respect to a transferor means an entity that succeeds to the Member with substantially similar beneficial owners (including a liquidating trust), spouse, parent, child, brother or sister of such Member, including a trust for the benefit of such persons and Affiliates of such persons. Any such Permissible Transferee shall execute a copy of and agree to be  bound  by  this  Agreement.
(b) In order that the intention of the parties with respect to the transfer of Membership Interest shall not be frustrated, impaired or restricted by any proceeding resulting from or otherwise in respect of the encumbering of any Membership Interest, except with the prior written consent of holders of seventy percent (70%) of the outstanding Percentage Interests, no Member shall at any time encumber any Membership Interest unless in connection therewith the person to whom such Membership Interest is encumbered (the "Secured PartySecured Party") agrees that upon foreclosure upon such Membership Interest following any default with respect to the indebtedness or other obligation secured thereby, the Secured Party will promptly make or obtain from a third party a bona fide offer for such Membership Interest, and the other Members and the Company shall have the first right to purchase such Membership Interest at the price offered by such third party all of the encumbered Membership Interest upon such terms and conditions as if such third party had made an offer to purchase all of such Membership Interest at such price pursuant to the provisions of
Section 13.2. The purchase price for such Membership Interest shall be paid thirty percent (30%) in cash at closing, with the balance being paid in five equal annual installments on the anniversary of the closing. Such outstanding balance shall be represented by a promissory note bearing interest at a variable rate of the 5-Year Treasury Bill rate (as set forth in the Wall Street Journal) plus three percent (3%) and shall be secured by the Membership Interest being acquired.
     13.2     Rights  of  First  Offer  with  Respect to Membership Interests7.2
              ---------------------------------------------------------------
Rights  of  First  Refusal  with  Respect to Series A Membership Interests; Take
--------------------------------------------------------------------------------
Along/Bring  Along.
------------------
     (a) If any Member (the "OfferorSeries A Offeree") decides to sell any portion of the Membership Interest, either directly or indirectly, the Member shall first offer to sell such Membership Interest to the Members who are not Offerors (the "Offeree Members") by sending a "Notice of Intent to Sell Membership Interests" to the Offeree Members. The Offeree Members shall then have ten (10) business days in which to make a bona fide written offer (the "OfferOffer") Offerorto purchase the Membership Interests owned by the Offeror and if the Offeror proposes to accept the Offer, the Offeror must comply with the provisions of this Section 13.2. Within ten (10) business days of the receipt of the Notice of Intent to Sell Membership Interests, the Offeree shall send to the Offeror a statement in writing addressed to the Offeror and signed by the Offeree in as many counterparts as may be necessary (the
"StatementStatement") setting forth (i) the date of the Statement (the "Statement DateStatement Date"); (ii) the amount of Membership Interest covered by the Offer, the price to be paid by the Offeree (the " Offeree PriceThird Party Price") and the terms of payment of such Offeree Price; (iii) the Offeree's willingness to be bound by the terms of this Agreement; (iv) the Offeree's name, address and telephone number; and (v) the Offeree's willingness to supply any additional information about himself or itself as may be reasonably requested by any of the Offeror MembersOther Series A Members.
(b) Within five (5) business days following the Statement Date, the Offeror shall give written notice (the "NoticeNotice") to the Company and the Offeree Members stating its intent either to accept the Offer or to decline the Offer.
If the Offeror intends to accept the Offer, the Offeror shall deliver written notice thereof together with evidence reasonably satisfactory to the Company as to the Offeror's due authorization to consummate the proposed purchase (the "Acceptance Notice").
(c) If the Offeror intends to accept the Offer, each of the Offeree Members shall have an option ("OptionOption") to purchase its pro rata portion of the Membership Interest that the Offeror has proposed to sell to the Offeree (the "Subject InterestSubject Series A Interest") at the Closing referred to in
Section  13.2 (d) below and for the purchase price and on the terms set forth in
Section 13.2(e) below; provided that, if such Option is exercised, all but not less than all, of the subject Membership Interest must be purchased by the Offeree Members in the aggregate. To the extent that some, but not all, of the Offeree Members wish to exercise the Option, such Offeree Members wishing to exercise the Option (the "Exercising MembersExercising Series A Members") shall have the option to purchase the unpurchased subject Membership Interest pro rata according to the respective Percentage Interests of the Exercising Members. The Option shall be exercised by the Offeree Members or the Exercising Members, as the case may be, by giving written notice ("Option NoticeOption Notice") to the Offeror within fifteen (15) Business Days following the date of receipt of the Acceptance Notice. Upon giving the Option Notice, the Offeree Members or the Exercising Members, as the case may be, shall have the obligation to purchase the subject Membership Interest on and subject to the terms and conditions hereof. The failure of the Offeree Members or the Exercising
Members, as the case may be, to provide an Option Notice pursuant to the foregoing terms shall be deemed an election not to exercise such option.
(d) If all subject Membership Interests are purchased by the Offeree Members pursuant to Section 13.2 (c) above, then such purchases shall, unless the parties thereto otherwise agree, be completed at a closing (the "ClosingClosing") to be held at the principal office of the Company at 10:00
a.m. local time or at a mutually agreeable place and time not later than the thirtieth (30th) business day following the exercise of the Option. If the Option is not exercised pursuant to this Section 13.2, the Offeror may market the Membership Interest to others for a period of time not to exceed six months in order to sell the subject Membership Interest to a bona fide buyer (the "Third Party").
(e)     The  purchase  price  for  any  Membership Interest sold pursuant to the
Option shall be an amount equal to the Offeree Price. The purchase and sale shall otherwise be on the applicable terms and conditions contained in the Statement.
(f) In the event the Offeror does not accept the Offer, the Offeror may market the Membership Interest to others for a period of time not to exceed six months in order to sell the subject Membership Interest to the Third Party at the same price or greater and on the same terms as contained in the Statement. If such sale does not occur within six months after the expiration of the five
(5) business day period specified above, or if the Offeror attempts to sell its Membership Interest to a Third Party at a price that is less or on other terms that are less favorable than the Offer, such Membership Interests shall be reoffered to the Offeree Members in accordance with the provisions of Section
13.2  (a).
     13.3     Involuntary  Transfers7.3     Involuntary  Transfers
              ----------------------        ----------------------
     (a) The provisions of this Section 13.3 shall apply to any Membership Interests that at any time become subject to an Involuntary Transfer (the "Transfer InterestTransfer Interest") and the Company, the Member owning the Transfer Interest (the "Affected MemberAffected Member") and any person to whom the Transfer Interest is proposed to be transferred (a "Proposed TransfereeProposed Transferee") shall be bound by the provisions of this Agreement.
(b) Promptly upon obtaining knowledge of the occurrence of any Involuntary Transfer or the occurrence of any event that will result in an Involuntary Transfer, the Company, the Affected Member and any Proposed Transferee shall give written notice (the "Involuntary Transfer NoticeInvoluntary Transfer Notice") to the other Members (the "Unaffected MembersUnaffected Members") stating the circumstances allegedly requiring the Involuntary Transfer, when the
     Involuntary Transfer occurred or is to occur, the number of the Transfer Interest and the name, address and capacity of the Proposed Transferee.
(c) Each of the Unaffected Members shall have an option, but not the obligation (the "Second OptionSecond Option"), to purchase any or all of the Transfer Interest at the Closing referred to in Section 13.3 (d) and for the purchase price and on the terms set forth in Section 13.3(e). To the extent that some, but not all, of the Unaffected Members wish to exercise the Second Option, such Unaffected Members wishing to exercise the Second Option (the "Second Exercising MembersSecond Exercising members") shall have the option to purchase the Transfer Interest pro rata according to the Percentage Interests of the Second Exercising Members. The Second Option shall be exercised by an Unaffected Member by the giving of written notice of interest to exercise such Second Option (the "Second Member Option NoticeSecond Member Option Notice") to the Affected Member and any Proposed Transferee with fifteen (15) business days following the date of receipt of the Involuntary Transfer Notice. Upon exercise of the Second Option, each Second Exercising Member shall have the obligation to purchase such Transfer Interest on and subject to the terms and conditions hereof. Failure by any Unaffected Member to give a Second Member Option Notice shall be deemed an election by the Member not to exercise the Second Option.
(d) If any Transfer Interest is purchased pursuant to this Section 13.3, then such purchases shall, unless the parties thereto otherwise agree, be completed at a closing (the "Involuntary Transfer ClosingClosing") to be held at the principal office of the Company at 10:00 local time or at a mutually agreeable place and time on the tenth (10th) business day following the earlier to occur of (i) the exercise of the Second Option with respect to the Transfer Interest or (ii) the expiration of the fifteen (15) business day period referred to in Section 13.3 (c).
(e) The purchase price to be paid for each Transfer Interest sold pursuant to this Section 13.3 shall be an amount equal to the Fair Market Value of such Transfer Interest as of the end of the most recent fiscal year prior to the
Involuntary  Transfer,  as  determined  by  the  Board  in its sole and absolute discretion.  The  purchase  price  shall be paid thirty percent (30%) in cash at the Involuntary Transfer Closing, with the balance being paid in five equal annual installments on the anniversary of the closing. Such outstanding balance shall be represented by a promissory note bearing interest at a variable rate of the 5-year Treasury Bill rate (as set forth in the Wall Street Journal) plus three percent (3%) and shall be secured by the Transfer Interest being acquired.
(f)     If  on  any  date  specified  for  an Involuntary Transfer Closing under
Section 13.3 (d) the Fair Market Value of the Transfer Interest required to determine the applicable purchase price has not been ascertained, then the Involuntary Transfer Closing to be held pursuant to Section 13.3(d) shall be held on the tenth (10th) business day following the delivery to the parties to the proposed sale of copies of such Fair Market Value.
     14.     Additional Members.  Additional Persons (as defined in the Act) may
             ------------------
be admitted as members in the Company, without the sale, assignment, transfer or exchange by the Members of all or any part of their Membership Interests, upon the terms and conditions as members holding 70% of the Percentage Interests may provide, from time to time, as this Operating Agreement may be amended by the
Members, from time to time. In such event, the Percentage Interests of the Members and such additional members shall be adjusted pro rata, as the case may be, to reflect the capital contribution, if any, of such additional members. If an additional member makes no capital contribution, the existing Members shall assign a Percentage Interest to the additional member and the Percentage Interests of the existing Members shall be adjusted accordingly.
15.     Dissolution.  Unless  otherwise  provided herein, upon the determination
        -----------
of the Board and Approval of the holders of seventy percent (70%) of the outstanding Percentage Interests, the Company will be dissolved and the assets shall either be liquidated forthwith or the property shall be distributed in kind to the Members after payment of the debts of the Company as determined by the Board. The Company shall not dissolve upon the death, incompetence,
Bankruptcy, retirement, resignation or expulsion of any Member except as set forth herein.
15.1  Triggering  Event.  Upon  the death of Charles E. Cobb, Jr. so long as (i)
      -----------------
Cobb Nevada Partners or its Affiliates owns forty percent (40%) or more of the Percentage Interests of the Company and (ii) EFG owns twenty-five percent (25%) or more of the Percentage Interests of the Company (the "Triggering Event"), the Company shall be offered for sale for a period of one year after the occurrence of the Triggering Event (the "Sale Period"). The price for the Company shall be determined in good faith by the Board and the Company shall be marketed aggressively during the Sale Period. In the event an offer (the "Sale Offer") is received for the sale of the Company during the Sale Period that is acceptable to the Board in its good faith discretion, the Company shall be sold at such price and on such terms as are contained in the Sale Offer. In the event a Sale Offer is not received during the Sale Period or a Sale Offer is received during the Sale Period that is not acceptable to the Board in its good faith discretion, the Company shall not be sold. In such an event, CNP shall have thirty (30) days after the expiration of the Sale Period in which to state a price per Percentage Interest at which CNP would be willing to either buy all of the outstanding Percentage Interests of the Company which EFG owns or to sell its Percentage Interests of the Company (the "Cobb Price"). EFG shall then have thirty (30) days in which to elect in writing whether to buy all of the Percentage Interests of the Company held by CNP at the Cobb Price or to sell all of the Percentage Interests owned by EFG to CNP at the Cobb Price. If EFG fails to make an election during such thirty (30) day period as provided above, it shall be conclusively deemed that EFG has elected to sell its Percentage
Interests in the Company at the Cobb Price. If CNP fails to state a price during the thirty (30) day period stated above, EFG shall state a price at which EFG would be willing to either buy all of the outstanding Percentage Interests of the Company owned by CNP or to sell its Percentage Interests of the Company (the "EFG Price"). CNP shall then have thirty (30) days in which to elect in writing whether to buy the Percentage Interests of the Company held by EFG at the EFG Price or to sell the Percentage Interests owned by CNP to EFG at the EFG Price. If CNP fails to make an election during such thirty (30) day period as provided above, it shall be conclusively deemed that CNP has elected to sell its Percentage Interests in the Company to EFG at the EFG Price. If EFG fails to state a price during the thirty (30) day period stated above, there shall be no purchase or sale of Percentage Interests and CNP may retain its Percentage Interests in the Company and may transfer them in accordance with the terms of the estate documents. Any party establishing a price pursuant to this Section
15.1 must deposit in escrow thirty percent (30%) of such price at the time of establishing the price which is non-refundable and will be credited to the purchaser  toward  the  Cobb  Price  or  EFG  Price,  as  the  case  may  be.
     15.2  Closing13.2     Closing.  The  closing  of  the  sale  of  Percentage
           -------
Interests of the Company described above shall occur as expeditiously as possible but in no event later than twenty (20) Business Days after the expiration of the last thirty (30) day period described above. The purchase price shall be paid thirty percent (30%) in cash at closing, with the balance being paid in five equal annual installments on the anniversary of the closing. Such outstanding balance shall be represented by a promissory note in substantially the form attached hereto as Exhibit 15.2 and shall be secured by all of the purchasers Member Interest pursuant to a pledge agreement in substantially the form attached hereto as Exhibit 15.2. The promissory note shall bear interest at a variable rate of the 5-Year Treasury Bill rate (as set forth in the Wall Street Journal) plus three percent (3%).

     15.3  Financial  Liquidity.  The  Company  shall  exert  all reasonable and
           --------------------
prudent business practices, wherever possible, to improve its operations and develop its assets such that by December 31, 2006, the Company shall either:
     (i)     sell  of  all  its  assets  or  its  ownership  interests,  or
(ii) merge with another entity which results in the Members owning shares in a publicly traded company, or
(iii)     complete  a  public  offering  of  its  ownership  interests,  or
(iv) do such other actions as are necessary, such that, the Members shall receive financial liquidity for the Member's investment in the Company. In furtherance of this obligation, upon receipt of the financial results for the year ended April 30, 2006, the Company shall immediately began marketing the Company with the objective to have received an bona fide written offer from a Third Party (the "Liquidity Offer") to close on or about December 31, 2006. If the Liquidity Offer is for an amount that meets or exceeds a return of the dollar investment by each Member plus a 12% annual return (the "Hurdle Value"), then the Company or all of its assets shall be sold and each Member agrees that they shall take all actions necessary to accomplish such sale, unless by vote of 70% of the outstanding Percentage Interests, the Members decide to not sell the Company.

     (a)     The  Liquidity  Offer  should  be  in  writing  containing  a
statementStatementStatement Date setting forth the amount of assets or Membership Interest covered by the Offer, the price to be paid,Third Party Price and the terms of payment (the "Liquidity Statement")Other Series A Members. If the Liquidity Offer meets the Hurdle Value, but is for less than 100% of all the Members Interest or it is to be paid for with other than cash, then acceptance of the Liquidity Offer shall require approval 70% of the Percentage Interests.
 (b) If the Company shall be sold pursuant to Section 15.3 (a) above, then such sale shall, unless the parties thereto otherwise agree, be completed at a closing (the "Liquidity ClosingClosing") to be held at the principal office of the Company at 10:00 a.m. local time or at a mutually agreeable place and time not later than the thirtieth (30th) business day following the acceptance of the
     Liquidity  Offer
(c) If the Liquidity Offer meets or exceeds the Hurdle Value or if the holders of seventy percent (70%) of the outstanding Percentage Interests determine that it is in the best interest of all the Members to sell the outstanding Membership Interest at the same price and on the same terms as contained in the Liquidity Statement, all of the Members shall sell their Membership Interests at such price and on such terms.
     16.     Distributions  Upon  Dissolution.  Upon  the occurrence of an event
             --------------------------------
set forth in Section 15 (Dissolution) hereof, the Members shall be entitled to receive, after paying or making reasonable provision for all of the Company's creditors to the extent required by Section 18-804(a)(1) of the Act, the Members' respective positive Capital Account balances until such balances, if any, are reduced to zero and then the balance shall be distributed to each such Member in accordance with their respective Percentage Interests.
     17.     Withdrawal  of  Members.
             -----------------------
     (a) No Member may withdraw from the Company and receive a distribution with respect to such Member's Capital Account unless such withdrawal has received the Approval of Members holding seventy percent (70%) of the outstanding Percentage Interests (disregarding for such purpose the Percentage Interest of the withdrawing Member, if applicable) and the approval of the Board.
(b) In the event of a withdrawal permitted hereunder, the Membership Interest in the Company of such Member shall terminate as of such date and, subject to the provisions hereof, the former Member's Capital Account (together with such Member's allocable share of Company Profits or less such Member's allocable share of Company Losses through the date of effectiveness of such withdrawal) shall be paid, subject to the provisions of this Agreement, in cash or in kind, to such former Member within thirty (30) days after the effective date of withdrawal.
     18.     Indemnification.  The  Company  may,  and  shall have the power to,
             ---------------
indemnify  and  hold  harmless  any  Member  or Manager or other Person from and against any and all claims and demands whatsoever, to the fullest extent permitted by law.
19.     Amendment.  This  Agreement  may  be amended only in a writing signed by
        ---------
all  of  the  Members  in  accordance  with  the  terms  of  this  Agreement.
20.     Governing  Law.  This Agreement shall be governed by and construed under
        --------------
the laws of the state of Delaware, excluding any conflicts of laws rule or principle that might refer the governance or construction of this Agreement to the law of another jurisdiction.
21.     Severability.  Except  as otherwise provided in the succeeding sentence,
        ------------
every term and provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement. The preceding sentence shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any party to lose the benefit of its economic bargain.
22.     Notices.  Any  notice,  payment,  demand  or  communication  required or
        -------
permitted to be given by any provision of this Agreement shall be in writing or by facsimile and shall be deemed to have been delivered, given and received for all purposes (a) if delivered personally to the person or to an officer of the person to whom the same is directed, or (b) when the same is actually received, if sent either by a nationally recognized courier or delivery service or registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimiled communication sent by a nationally recognized courier or delivery service, registered or certified mail, postage and charges prepaid, addressed to the recipient party at the address set forth for such party above.

                            (Signature Page Follows)

     IN WITNESS WHEREOF, the undersigned the Members have duly executed this Agreement as of October 24, 2002.
COBB NEVADA PARTNERS LIMITED PARTNERSHIP, a Nevada limited partnership

By:     COBB  NEVADA  PARTNERS,  INC.,
     a  Nevada  corporation
     Its  General  Partner

          /s/
     By:     Charles  E.  Cobb,  Jr.
     Title:     Chief  Executive  Officer


EFG/KIRKWOOD,  LLC,
a  Delaware  limited  liability  company
Its  Member

By:     AFG  ASIT  Corporation,
     a  Massachusetts  corporation,
     Its  Manager

          /s/
     By:     Gary  D.  Engle
     Title:     President



          /s/
     By:     John  W.  Temple
Title:     Member

Exhibit  6.1
Capital  Contribution.  The  Members Capital Contributions to the Company in the
 --------------------
amounts  and  on  the  dates  are  as  follows:

Date                                               CNP          EFG          Temple     Total
                                                   -----------  -----------  ---------  ------------
1.  Upon the signing of the Purchase Agreement
between Durango Resort LLC and
DSC/Purgatory LLC dated November 24, 1999
(the "Purchase Agreement")
                                                   $  300,000   $  300,000          -   $   600,000

2.  Upon the Quasi-closing, December 22, 1999
as defined in the Purchase Agreement
                                                      400,000      400,000          -       800,000
3.  On or about March 31, 2000
                                                      150,000      150,000          -       300,000
4.  Upon the Closing, May 1, 2000, as defined in
the Purchase Agreement
                                                      900,000      900,000          -     1,800,000
5.  On August 1, 2000
                                                      500,000      500,000          -     1,000,000
6.  On or about November 1, 2000
                                                    1,150,000    1,150,000          -     2,300,000
7.  On April 30, 2002, for Option extension fee        62,500       62,500          -       125,000
                                                   -----------  -----------             ------------
Sub-total                                          $3,462,500   $3,462,500          -   $ 6,925,000
Percentage Interest prior to 10/7/2002                     50%          50%         0%          100%
-------------------------------------------------  -----------  -----------  ---------  ------------

8.  On October 15, 2002                             2,000,000            -    500,000     2,500,000
-------------------------------------------------  -----------  -----------  ---------  ------------
Total after 10/15/2002                             $5,462,500   $3,462,500   $500,000   $ 9,425,000
                                                   -----------  -----------  ---------  ------------
Adjusted Cost and
-------------------------------------------------
Equivalent Units of Ownership Interests             6,400,379    3,462,500    629,545    10,492,424
Percentage Interest after 10/15/2002                       61%          33%         6%          100%

























MOUNTAINSPRINGS  RESORTS  LLC                    EXHIBIT  6.5  (f)

Dilution  formula  computations

                                                  Example 1:
                                                  ----------
                                                  NO INCREASE IN FMV
                                                  ------------------

                                A/B=C           A        B
                                $     0.89827   Dollars  Units        Capital Call %
                                                -------  -----------
Outstanding                                   $9,425,000  10,492,424




                                 % of total $
Capital Call                          17.5055%  2,000,000  4,453,018  29.7952%
                                -------------- ---------- ---------  --------
Total after capital call                       $11,425,000 14,945,442
                                               ----------- ----------

                                C per unit
Capital call divided by         $   0.89827      2,226,509
2x units                                         4,453,018   29.7952%
                                                -----------
Total units after capital call                   14,945,442

                                CNP             EFG      Temple

PROOF  (EACH PARTICIPATES  IN  CAPITAL  CALL)

                                61.000%      33.000%       6.000%
                                -------     -----------  -----------
Before capital call            6,400,379    3,462,500    629,545

Capital call                  $1,220,000   $  660,000   $120,000
Units                          2,716,341    1,469,496    267,181

After capital call             9,116,720    4,931,996    896,726
                              -----------  -----------  ---------
                                  61.000%      33.000%     6.000%



                  EXAMPLE 1:                NO INCREASE IN FMV
                                            ------------------

                                        CNP           EFG         Temple
                                        ------------  ----------  -----------
                                         61.000%       33.000%      6.000%
                                         -------  ------------  ----------
Before capital call                       6,400,379   3,462,500      629,545


Capital call                            $ 1,820,896               $  179,104
CNP and Temple Only (prorata)             4,054,241           -      398,777

After capital call                       10,454,620   3,462,500    1,028,322
                                        ------------  ----------  -----------
                                            69.9519%    23.1676%      6.8805%



              EXAMPLE 2:                $4 MILLION INCREASE IN FMV
                                        --------------------------

                                    CNP          EFG         Temple
                                    -----------  ----------  ---------
                                    61.000%     33.000%     6.000%
                                    -----------  ----------  ---------
Before capital call                  6,400,379   3,462,500    629,545

Capital call                        $1,820,896               $179,104
CNP and Temple Only (prorata)        2,846,273           -    279,961
                                    -----------  ----------  ---------

After capital call                   9,246,652   3,462,500    909,506
                                    -----------  ----------  ---------
                                       67.8969%    25.4247%    6.6784%



                                 Example  2:
                                -----------
                                $4 MILLION INCREASE IN FMV
                                --------------------------

                                D/E=F                         E
                                $1.27949            Dollars  Units        Capital Call %
                                                   -------  -----------
Outstanding                                       $ 9,425,000 10,492,424
                                Increase in FMV     4,000,000
                                                  -----------
                                                   D
                                Total FMV          13,425,000

                                    % of total $
Capital Call                              12.966%  $2,000,000 3,126,234    22.9555%
                                -----------------   ---------- ---------   --------
Total after capital call                           $15,425,000 13,618,658
                                                   ----------- ----------

                                               F per unit
Capital call divided by                      $   1.27949     1,563,117
                                                              ---------
2x units                                                      3,126,234   22.9555%
                                                            -----------   --------
Total units after capital call                               13,618,658

                                                 Total

PROOF  (EACH
PARTICIPATES  IN  CAPITAL  CALL)

                                              100.000%
                                              --------
Before capital call                          10,492,424

Capital call                                $ 2,000,000
Units                                         4,453,018

After capital call                           14,945,442
                                            ------------
                                              100.000%



                                EXAMPLE 1:

                                         Total
                                         ------------
                                          100.000%
                                          --------
Before capital call                       10,492,424


Capital call                             $ 2,000,000   $
CNP and Temple Only (prorata)              4,453,018   Units

After capital call                        14,945,442
                                         ------------
                                                 100%



                                EXAMPLE 2:

                                    Total
                                    ------------
                                        100.000%
                                    ------------
Before capital call                  10,492,424

Capital call                        $ 2,000,000   $
CNP and Temple Only (prorata)         3,126,234   Units
                                    ------------  ------

After capital call                   13,618,658
                                    ------------
                                            100%










                                  EXHIBIT 15.2

                                  FORM OF NOTE
              BALANCE OF PURCHASE PRICE FOR SALE OF MEMBER INTEREST


                                                   Mountain Springs Resorts, LLC
                                                       Note and Pledge Agreement

                                 PROMISSORY NOTE
                                                            ______________, ____
$____________     Durango,  Colorado

     FOR VALUE RECEIVED, the undersigned Borrower promises to pay to _______________, ("Creditor") the principal sum of _____________________________
and __/100 dollars ($_________), together with interest from the date of this Note on the unpaid principal balance, upon the terms and conditions specified below.
1. TERM. The outstanding principal balance of this Note, together with all interest accrued and unpaid to date, shall be due and payable on the date that is five calendar years from the date hereof ("Termination Date").
2. RATE OF INTEREST. Interest shall accrue under this Note on any unpaid principal balance at a variable rate of 3% plus the 5-Year Treasury Bill rate (as set forth in the Wall Street Journal), compounded annually.
3. PAYMENT. This Note shall be paid in annual installments, amortized on a five-year basis. Payment shall commence on the date which is one calendar year from the date hereof and continue thereafter on the anniversary of such date through and including the Termination Date, at which time the remaining principal balance and all accrued and unpaid interest due hereunder shall be due and payable in full.
4. PREPAYMENT. Prepayment of principal and interest may be made in whole or in part, at any time, without penalty or premium.
5. EVENTS OF ACCELERATION. The entire unpaid principal sum and unpaid interest under this Note shall become immediately due and payable upon:
(a) The failure of the Borrower to pay when due the principal balance and accrued interest on this Note and the continuation of such default for more than
     30  days;
(b) The insolvency of the Borrower, the commission of an act of bankruptcy by the Borrower, the execution by the Borrower of a general assignment for the benefit of creditors, or the filing by or against the Borrower of a petition in bankruptcy or a petition for relief under the provisions of the federal bankruptcy act or another state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of 90 days or more; or
(c) The occurrence of a material event of default under the Pledge Agreement securing this Note.
6. SECURITY. Payment of this Note shall be secured by a Pledge Agreement in the form attached hereto as Exhibit A ("Pledge Agreement"). The Pledge
Agreement shall be executed and delivered by Borrower to Creditor on the date hereof and shall cover the Member Interest in Mountain Springs Resorts, LLC a Delaware limited liability company.
7. CONFLICTING AGREEMENTS. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.
8. AMENDMENT. This Note may be modified or amended only by a written agreement executed by and between Creditor and Borrower.
9. ASSIGNMENT. The terms of this Note shall inure to the benefit of and bind Borrower and Creditor to their respective heirs, legal representatives, successors and assigns.
10. TIME OF THE ESSENCE. Time is of the essence with respect to all matters set forth in this Note.
11. GOVERNING LAW. This Note shall be construed in accordance with the laws of the State of Colorado without reference to conflicts of law principles.
BORROWER:


By:  __________________________
Its:  __________________________

                                                   Mountain Springs Resorts, LLC
                                                       Note and Pledge Agreement

                                                                       EXHIBIT A
                                                                       ---------
                                PLEDGE AGREEMENT

     This PLEDGE AGREEMENT ("Agreement") is entered into as of ____________, ____ by and between ______________("Creditor") and ______________ ("Borrower").
                                   BACKGROUND
     WHEREAS, pursuant to that certain Amended and Restated Operating Agreement dated as of October __, 2002 by and among Mountain Springs Resorts, LLC, a Delaware limited liability company (the "Company"), Cobb Nevada Partners Limited Partnership, a Nevada limited partnership, EFG/Kirkwood, LLC a Delaware limited liability company and John W. Temple, an individual, Borrower has executed and delivered to Creditor a promissory note ("Note") of even date herewith in the original principal amount of _______________ dollars ($__________), which Note Borrower delivered to Creditor in connection with the sale of a Member Interest of the Company to Borrower by Creditor.

     NOW, THEREFORE, in consideration of the foregoing and the further promises contained herein, Borrower and Creditor agree as follows:

1. GRANT OF SECURITY INTEREST; COLLATERAL. In order to secure payment of the Note, Borrower hereby grants to Creditor a security interest in, and assigns, transfers and pledges to the Creditor, the following securities and other property:
     (a) _______ Percentage Interest of the Company's Member Interest (the "Member Interest") delivered to and deposited with Creditor as collateral for the Note; and
(b) Any and all new, additional or different securities or other property subsequently distributed with respect to the Member Interest identified in Subsection (a) above that are to be delivered to and deposited with the Creditor pursuant to the requirements of Section 3 of this Agreement; and
(c) Any and all other property and money that is delivered to or comes into the possession of Creditor pursuant to the terms and provisions of this Agreement; and
(d) The proceeds of any sale, exchange or disposition of the property and securities described in Subsections (a), (b) or (c) above.

All securities, property and money to be assigned to, transferred to and pledged with the Creditor shall be herein referred to as the "Collateral" and shall be accompanied by one or more Member Interest power assignments properly endorsed by the Borrower. Creditor shall hold the Collateral in accordance with the following terms and provisions:
2. WARRANTIES. Borrower hereby warrants that: (a) Borrower is the owner of the Collateral; (b) Borrower has the right to pledge the Collateral; (c)
the Collateral is free from all liens, advance claims and other security interests (other than those created hereby); and (d) the execution, delivery and performance of this Agreement does not conflict with any law or any agreement or undertaking of which Borrower is a party or by which Borrower is bound.
3. RIGHTS AND POWERS. Creditor may, without obligation to do so, exercise one or more of the following rights and powers with respect to the Collateral:
(a)     Accept  in  its discretion, but subject to the applicable limitations of
Section 8, other property of the Borrower in exchange for all or part of the Collateral and release Collateral to the Borrower to the extent necessary to effect such exchange, and in such event the money, property or securities received in the exchange shall be held by the Creditor as substitute security for the Note and all other indebtedness secured hereunder;
(b) Perform such acts as are necessary to preserve and protect the Collateral and the rights, powers and remedies granted with respect to such Collateral by this Agreement; and
(c) Transfer record ownership of the Collateral to Creditor or its nominee and receive, endorse and give receipt for, or collect by legal proceedings or otherwise, dividends or other distributions made or paid with respect to the Collateral, but only if there exists at the time an outstanding event of default under Section 9 of this Agreement.
     Any action by Creditor pursuant to the provisions of this Section 3 may be taken without notice to Borrower. Expenses reasonably incurred in connection with such action shall be payable by the Borrower and form part of the indebtedness secured hereunder, as provided in Section 11.
     So long as there exists no event of default under Section 9 of this Agreement, Borrower may exercise all Member voting rights and be entitled to receive any and all regular cash distributions paid on the Collateral. Accordingly, until such time as an event of default occurs under this Agreement, all proxy statements and other Member materials pertaining to the Collateral shall be delivered to the Borrower at the address indicated below.
Any cash sums that Creditor may receive in the exercise of its rights and powers under this Section 3 shall be applied to the payment of the Note and any other indebtedness secured hereunder, in such order of application, as Creditor deems appropriate. Any remaining cash shall be paid over to the Borrower.
4. DELIVERY OF COLLATERAL. Any new, additional or different securities that may now or hereafter, become distributable with respect to the Collateral by reason of (i) any dividend or distribution, Member split or reclassification of the Member Interests of the Company or (ii) any merger, consolidation or other reorganization affecting the capital structure of the Company shall, upon receipt by the Borrower, be promptly delivered to and deposited with Creditor as part of the Collateral hereunder. Such securities shall be accompanied by one or more properly endorsed Member power assignments.
5. CARE OF COLLATERAL. Creditor shall exercise reasonable care in the custody and preservation of the Collateral but shall have no obligation to initiate any action with respect to, or otherwise inform Borrower of, any conversion, call, exchange right, preemptive right, subscription right, purchase offer or other right or privilege relating to or affecting the Collateral; provided, however, that Creditor will notify Borrower of any such rights of Borrower to protect against adverse claims or to protect the Collateral against the possibility of a decline in market value. Creditor shall not be obligated to take any action with respect to the Collateral requested by the Borrower unless the request is made in writing and Creditor determines that the requested action will not unreasonably jeopardize the value of the Collateral as security for the note and other indebtedness secured hereunder.
     Creditor may at any time release and deliver all or part of the Collateral to the Borrower, and the receipt thereof by the Borrower shall constitute a complete and full acquittance for the Collateral so released and delivered.
Creditor shall accordingly be discharged from any further liability or responsibility for the Collateral, and the released Collateral shall no longer be subject to the provisions of this Agreement. However, any and all releases of the Collateral shall be effected in compliance with the applicable limitations of Section 8(a) and (c).
6. PAYMENT OF TAXES AND OTHER CHARGES. Borrower shall pay, prior to the delinquency date, all taxes, liens, assessments and other charges against the Collateral, and in the event of Borrower's failure to do so, Creditor may at its election pay any or all of such taxes and charges without contesting the validity or legality thereof. The payments so made shall become part of the indebtedness secured hereunder and, until paid, shall bear interest at the minimum per annum rate, compounded annually, required to avoid the imputation of interest income to Creditor and compensation income to Borrower under the federal tax laws.
7. TRANSFER OF COLLATERAL. In connection with the transfer or assignment of the Note (whether by negotiation, discount or otherwise, Creditor may transfer all or any part of the Collateral, and the transferee shall thereupon succeed to all the rights, powers and remedies granted Creditor hereunder with respect to the Collateral so transferred. Upon such transfer, Creditor shall be fully discharged from all liability and responsibility for the transferred Collateral.
8. RELEASE OF COLLATERAL. Provided (i) all indebtedness secured hereunder (other than payments not yet due and payable under the Note) shall at the time have been paid in full or canceled and (ii) there does not otherwise exist any event of default under Section 9, the pledged Member Interest, together with any additional Collateral that may hereafter be pledged and deposited hereunder, shall be released from pledge and returned to the Borrower in accordance with the following provisions:
(a) Upon payment or prepayment of principal under the Note, together with payment of all accrued interest to date, one or more Member Interest held as Collateral hereunder shall (subject to the applicable limitations of Subsections
     (c) and (d) below) be released to the Borrower within three business days after such payment or prepayment. The amount of Member Interest to be so released shall be equal to the whole number obtained by multiplying (i) the total number of Member Interests held under this Agreement at the time of the payment or prepayment by (ii) a fraction, the numerator of which shall be the amount of the principal paid or prepaid and the denominator of which shall be the unpaid principal balance of the Note immediately prior to such payment or prepayment. In no event, however, shall anything less than a whole number Member Interest be released.
(b) Any additional Collateral that may hereafter be pledged and deposited with Creditor (pursuant to the requirements of Section 4) with respect to the Member Interests pledged hereunder shall be released at the same time the particular Member Interest to which the additional Collateral relates are to be released in accordance with the applicable provisions of Subsection (a) above. Under no circumstances, however, shall any Member Interest or any other Collateral be released if previously applied to the payment of any indebtedness secured hereunder.
(c) In no event shall any member Interest be released pursuant to the provisions of Subsections (a) and (b) above if, and to the extent, the fair market value of the Member Interest and all other Collateral that would otherwise remain in pledge hereunder after such release were affected would be less than the unpaid balance of the Note (principal and accrued interest).
9. EVENTS OF DEFAULT. The occurrence of one or more of the following events shall constitute an event of default under this agreement:
(a) The failure of the Borrower to pay the principal and accrued interest when due under the Note;
(b) The failure of the Borrower to perform a material obligation imposed upon the Borrower by reason of this Agreement within three days after receipt of notice of such failure to perform; or
(c) The breach of any material warranty of the Borrower contained in this Agreement.
     Upon the occurrence of any such event of default, Creditor may, at its election, declare the Note and all other indebtedness secured hereunder to become immediately due and payable and may exercise any or all of the rights and remedies granted to a secured party under the provisions of the California Uniform Commercial Code (as now or hereafter in effect), including (without limitation) the power to dispose of the Collateral by public or private sale or to accept the Collateral in full payment of the Note and all other indebtedness secured hereunder.
     Any proceeds realized from the disposition of the Collateral pursuant to the foregoing power of sale shall be applied first to the payment of reasonable expenses incurred by Creditor in connection with the disposition, then to the payment of the Note and finally to any other indebtedness secured hereunder. Any surplus proceeds shall be paid over to Borrower. However, in the event such proceeds prove insufficient to satisfy all obligations of the Borrower under the Note, then Borrower shall remain personally liable for the resulting deficiency.
10. OTHER REMEDIES. The rights, powers and remedies granted to Creditor and Borrower pursuant to the provisions of this Agreement shall be in addition to all rights, powers and remedies granted to Creditor and Borrower under any statute or rule of law. Any forbearance, failure or delay by Creditor or Borrower in exercising any right, power or remedy under this Agreement shall not be deemed to be a waiver of such right, power or remedy. Any single or partial exercise of any right power or remedy under this Agreement shall not preclude the further exercise thereof, and every right, power and remedy of Creditor and Borrower under this Agreement shall continue in full force and effect, unless such right, power or remedy is specifically waived by an instrument executed by Creditor or Borrower, as the case may be. Nothing herein shall be construed to limit Creditor's right to seek a deficiency judgment against Debtor.
11. COSTS AND EXPENSES. All reasonable costs and expenses (including reasonable attorneys fees) incurred by Creditor in the exercise or enforcement of any right, power or remedy granted it under this Agreement shall become part of the indebtedness secured hereunder and shall constitute a personal liability of the Borrower payable immediately upon demand and bearing interest until paid at the rate of interest accruing on unpaid principal under the Note.
12. SUCCESSORS. The terms of this Agreement will inure to the benefit of and bind the parties hereto and their respective successors, assigns, executors, heirs and legal representatives.
13. SEVERABILITY. If any provision of this Agreement is held to be invalid under applicable law, then such provision shall be ineffective only to the extent of such invalidity, and neither the remainder of such provision nor any other provisions of this Agreement shall be affected thereby.
14. AMENDMENT. This Agreement may be modified only by a writing signed by Creditor and Borrower.
15. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado and shall be binding upon the executors, administrators, heirs and assigns of Borrower.
16. ATTORNEYS FEES. In any action brought to enforce the terms of this Agreement, the prevailing party will be reimbursed by the losing party for its reasonable costs and expenses (including reasonable attorneys' fees) incurred in such action, whether or not litigated to final judgment.
17.     TIME  OF  ESSENCE.  Time  is  of  the  essence  of  this  Agreement.
18. COUNTERPARTS. This Agreement may be executed by facsimile and in any number of counterparts, and when so executed shall have the same force and effect as though all signatures appeared on one document.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

     CREDITOR:
BORROWER:
     By:  _________________________________
By:  _________________________________     Its:
_________________________________
Its:  _________________________________
     By:  _________________________________
By:  _________________________________     Its:
_________________________________
Its:  _________________________________
     Address:
Address: